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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                DECEMBER 16, 2003
                                (Date of Report)



                       MANUFACTURED HOME COMMUNITIES, INC.
             (Exact name of registrant as specified in its Charter)



                                     1-11718
                              (Commission File No.)


                   MARYLAND                                     36-3857664
         (State or other jurisdiction                        (I.R.S. Employer
      of incorporation or organization)                     Identification No.)

 TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS                     60606
   (Address of principal executive offices)                     (Zip Code)



                                 (312) 279-1400
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On December 12, 2003, Manufactured Home Communities, Inc. (NYSE: MHC) ("The Company") announced that the Board of Directors declared a special cash dividend of $8 per share payable on January 16, 2004 to shareholders of record on January 8, 2004. In response to numerous questions concerning the tax treatment of the special cash dividend, the Company is providing the following information. The Company anticipates that most of the special cash dividend will constitute a capital gain dividend, and that for most individual U.S. shareholders, a portion of the special cash dividend will be subject to a federal tax rate of 15% and a portion will be subject to a federal tax rate of 25%. In addition, a relatively small portion may be taxable as ordinary income due to depreciation recapture. The Company does not expect any of the special cash dividend to be treated as a return-of-capital distribution. The special cash dividend will be reflected on shareholders' 2004 1099-DIV to be issued in January 2005. Shareholders are encouraged to consult with their tax advisor regarding the appropriate federal and state tax treatment of the special cash dividend.

         With respect to the 2004 annual dividend rate of $0.05 per share, the Company's intention is to pay such dividend in four quarterly installments of $0.0125 per share.

         The reference in the Company's press release issued yesterday to management's guidance regarding 2004 results of between $1.70 and $1.75 was in reference to estimated Funds From Operations per share.

         The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, the Company's ability to maintain rental rates and occupancy; the Company's assumptions about rental and home sales markets; and the effect of interest rates as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

         Manufactured Home Communities, Inc. owns or has a controlling interest in 140 quality communities in 19 states consisting of 51,186 sites. MHC is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.




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SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.








                                           MANUFACTURED HOME COMMUNITIES, INC.




                                           BY: /s/ Michael Berman
                                               -------------------
                                               Michael Berman
                                               Vice President, Treasurer and
                                               Chief Financial Officer






DATE: December 16, 2003